SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement                 [  ]     Confidential, for Use of the Commission Only
[  ]     Definitive Proxy Statement                           (as permitted by Rule 14a-6(e)(2))
[ X]     Definitive Additional Materials             [  ]     Soliciting Material Pursuant to Rule 14a-11(c)
                                                              or Rule 14a-12

                              PIMCO Advisors Funds
                       PIMCO Funds: Equity Advisors Series
                (Name of Each Registrant as Specified in Charter)


      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X ]    No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:


(2)          Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):


(4)          Proposed maximum aggregate value of transaction:


(5)          Total fee paid:


[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount Previously Paid:


(2)          Form, Schedule or Registration Statement No.:


(3)          Filing Party:


(4)          Date Filed:

                         [PIMCO Advisors L.P Letterhead]

                            Shareholder Proxy Letter
                         Discovery and Value Funds Only

Dear PIMCO Advisors Funds Shareholder:

  We are proposing to consolidate the PIMCO Advisors Funds (your fund family) with the institutional PIMCO Funds family, both of which are managed by the PIMCO Advisors affiliated investment firms. The resulting fund complex, to be known as the "PIMCO Funds," will offer both individual and institutional share classes and provide you with a number of benefits, including an immediate reduction in operating expenses.

  What the consolidation changes
  As part of this overall restructuring, we are proposing the merger of the PIMCO Advisors Value Fund into the PIMCO Funds' NFJ Diversified Low P/E Fund (which will be renamed the "Value Fund" after the restructuring), and the merger of the PIMCO Advisors Discovery Fund into the PIMCO Funds' Cadence Mid-Cap Growth Fund.

  Each share of your Fund would be exchanged at net asset value and on a tax-free basis for shares of the fund that is its merger partner. In the end, each merger would allow you to pursue a similar investment objective, with the same portfolio manager, but in a larger fund, with a longer track record, and lower operating expenses -- an exciting opportunity for most shareholders!

  We expect the proposed restructuring and the merger of your Fund will offer you the following advantages:

      o Lower operating expenses The PIMCO Funds feature a "unified fee" structure that will set fixed advisory and administration fees for the Value and Discovery Funds post-merger in place of the current fluctuating expense ratios -- at an initial combined rate substantially lower than the current and historical expense ratios of these Funds.

      o More assets in your Fund Your new Fund will have more assets under management. In general, more assets can mean more opportunities to control risk through greater portfolio diversification. A larger fund can also realize transaction cost savings and other efficiencies when buying and selling securities.

      o A larger fund family You will be part of a fund family which will have approximately $24 billion in assets (based on current values). This increase in size should provide all of the Funds with more visibility and presence in the marketplace with the potential to attract new assets with the benefits of size mentioned above.


      o More Funds to select We will be able to offer eight additional Funds resulting in a broader choice of investments for shareholders looking to make free exchanges between funds or to diversify further a portfolio. Like the PIMCO Advisors Funds you now own, the eight additional Funds are managed by our well known, respected institutional asset management firms.

      o Strong performance histories While past performance is no guarantee of future results, the PIMCO Funds which will now be available to you have strong performance histories, including X 4- and 5- star rated Funds by Morningstar (as of X/96). You should, of course, review the prospectus if you are considering making any exchange.

      o Simplified PIMCO Funds structure Having multiple fund complexes with the PIMCO name may have caused confusion for some of our shareholders, especially when they were trying to track their Fund's performance in newspaper listings. This restructuring offers a simpler, more efficient way to identify your PIMCO Funds and should result in improved press coverage.

      What stays the same
      While this restructuring will bring about a lot of changes, the fundamental characteristics of your Fund will stay the same.

      o Your Fund's management remains the same Following the restructuring, you will have the same institutional investment firm managing your Fund.

      o Continued access to specialized, institutional expertise Each Fund you already own, and the new ones we are adding to the Fund family, will continue to offer access to PIMCO Advisors' institutional investment management firms -- each of which specializes in a specific investment discipline or style.

      o Firm commitment to shareholders PIMCO Advisors and its affiliates remain committed to shareholders, in terms of Fund performance, communications and service.

  The following table summarizes the transaction for your Fund:



                       Prior to Consolidation                                   After Consolidation
------------------------------------------------------------------------------------------------------------------------------------

Value Fund

Name                   PIMCO Advisors Value Fund                                PIMCO Value Fund
                                                                                (formerly named PIMCO NFJ Diversified Low P/E
                                                                                Fund)

Objective              Long-term growth of capital and current income           Long-term growth of capital and income



Primary Portfolio      Common stocks of companies with below                    Common stocks of companies with below
                       average P/E ratios and/or higher dividend yields         average P/E ratios relative to their industry


                       relative to their industry groups                        groups

Manager                NFJ Investment Group                                     NFJ Investment Group

Assets                 $60 million                                              $120 million

Inception Date         06/27/95                                                 12/30/91



Morningstar Rating     Too new to be rated                                      **** (as of _____, 1996)



                       Prior to Consolidation                                   After Consolidation
------------------------------------------------------------------------------------------------------------------------------------
Discovery Fund

Name                   PIMCO Advisors Discovery Fund                            PIMCO Mid-Cap Growth Fund

Objective              Capital appreciation                                     Growth of capital

Primary Portfolio      Common stocks of small companies with equity             Common stocks of companies with market

                       capitalizations of $500 million to $1 billion which      capitalizations in excess of $500 million that have

                       exhibit favorable growth characteristics and             improving fundamentals and whose stock is
                       reasonable valuations                                    reasonably valued by the market

Manager                Cadence Capital Management                               Cadence Capital Management

Assets                 $68 million                                              $300 million

Inception Date         06/27/95                                                 08/26/91

Morningstar Rating     Too new to be rated                                      **** (as of _____, 1996)

                                       -4-

  Your vote is important
  After reviewing the proposed consolidations, your Board of Trustees unanimously agreed that they are in the best interests of Fund shareholders and voted to approve the transactions, all as more fully described in the accompanying prospectus/proxy statement. Now it is your turn to review the proposal for your Fund and vote. For more information about the issues requiring your vote, please refer to the accompanying prospectus/proxy statement.

  A special meeting of the shareholders of PIMCO Advisors Funds will be held at
  X:XX a.m. on   December X, 1996 to vote on the specific issues of each
  proposed merger. The meeting will be held at our offices at 2187 Atlantic Street in Stamford, Connecticut. If you are not able to attend the meeting, then please use the enclosed proxy and envelope to cast your vote so that you will be represented.

  Thank you in advance for your participation in this important event.

  Sincerely,



  William D. Cvengros, President



  P.S. No matter how many shares you own, your timely vote is important. Please make the effort to complete, sign, date and mail the enclosed proxy by December X, 1996, so that your Fund will not have to incur the expense of additional mailings.

                         [PIMCO Advisors L.P letterhead]

                            Shareholder Proxy Letter

             CCI Core Equity Fund and CCI Mid Cap Equity Funds Only

Dear PIMCO Funds: Equity Advisors Series Shareholder:

We are proposing to consolidate the PIMCO Funds: Equity Advisors Series (your fund family) with the PIMCO Advisors Funds, an affiliated fund group. Together these funds would become part of the "PIMCO Funds" family.

How the consolidation affects your Fund
As part of this overall restructuring, we are proposing the merger of your Fund with an existing corresponding fund currently in the PIMCO Advisors Funds family. Specifically, the CCI Core Equity Fund would be merged with the Growth Fund and the CCI Mid-Cap Equity Fund would be merged with the Target Fund. Each merger would result in your Fund shares being exchanged at net asset value and on a tax-free basis for shares of the fund that is its merger partner. While most aspects of your Fund would remain the same, we expect this consolidation to provide you with several advantages, including a larger fund and lower operating expenses.

What stays the same
In many ways, the merger of your Fund will cause no significant changes to your investment.

Your Fund's management and investment objective remains the same Both the Growth Fund and the Target Fund are managed by Columbus Circle Investors in a substantially similar manner to that of your current Fund. This investment approach will continue after each merger.

Commitment to client servicing PIMCO Advisors, Columbus Circle Investors and their affiliates remain committed to shareholders in terms of communications and services.

What changes
While the fundamental characteristics of your investment choice will remain the same, you should also realize some valuable benefits.

   o A larger fund family By joining assets with the Growth and Target Funds, you will become part of a much larger fund family. In general, more assets under management may afford the portfolio manager more flexibility, including more investment and diversification opportunities to control risk and greater cost efficiencies when buying and selling securities.


   o Strong performance records While past performance is no guarantee of future results, the Growth and Target Funds each have a history of strong performance, earning them X and X star ratings, respectively, from Morningstar (as of X/96).

   o Lower operating expense levels Each merger will result in an immediate reduction in your Fund's operating expense levels because of reduced advisory fees.

   o More Funds to select The new PIMCO Funds family will offer three additional Funds -- resulting in a broader choice of investments. X of these new Funds will be managed by Columbus Circle Investors.

   o Simplified PIMCO Funds structure Having multiple fund complexes with the PIMCO name may have caused confusion for some. The consolidation and name changes should eliminate this confusion.

The following table summarizes the transaction for your Fund:



                       Prior to Consolidation                                   After Consolidation
------------------------------------------------------------------------------------------------------------------------------------
Core Equity
Fund

Name                   PIMCO Funds: CCI Core Equity                             PIMCO Growth Fund

Objective              Long-term growth of capital; income is a                 Long-term growth of capital;
                                                                                income is an
                       secondary consideration                                  incidental consideration

Primary Portfolio      Common stocks of companies with market                   Common stocks of companies
                                                                                with medium
                       capitalizations in excess of $3 billion                  to large equity capitalizations

Manager                Columbus Circle Investors                                Columbus Circle Investors

Assets                 $45 million                                              $1.6 billion

Inception Date         12/28/94                                                 2/24/84

Morningstar Rating     Too new to be rated                                      **** (as of ______, 1996)


Mid-Cap Equity
Fund


Name                   PIMCO Funds: CCI Mid-Cap Equity                          PIMCO Target Fund

Objective              Long-term growth of capital                              Capital appreciation

Primary Portfolio      Common stocks of companies with market                   Common stocks of companies
                                                                                with medium
                       capitalizations between $800 million and                 equity capitalizations
                       $3 billion

Manager                Columbus Circle Investors                                Columbus Circle Investors

Assets                 $9 million                                               $1.2 billion

Inception Date         12/28/94                                                 12/17/92

Morningstar Rating     Too new to be rated                                      **** (as of ______, 1996)


Your vote is important
After reviewing these consolidations, your Board of Trustees unanimously agreed that they are in the best interests of Fund shareholders and voted to approve the transactions, all as more fully set forth in the accompanying prospectus/proxy statement. Now it is your turn to review the proposal for your Fund and vote. For more information about the issues requiring your vote, please refer to the accompanying prospectus/proxy statement.

A special meeting of the shareholders of PIMCO Funds: Equity Advisors Series will be held at X:XX a.m. on December X, 1996 to vote on the specific issues of this proposed merger. The meeting will be held at our offices at 840 Newport Center Drive, Suite 360, in Newport Beach, California. If you are not able to attend the meeting, then please use the enclosed proxy and envelope to cast your vote so that you will be represented.

Thank you in advance for your participation in this important event.




Sincerely,



William D. Cvengros, President



P.S. No matter how many shares you own, your timely vote is important. Please make the effort to complete, sign, date and mail the enclosed proxy by December X, 1996, so that your Fund will not have to incur the expense of additional mailings.

                         [PIMCO Advisors L.P letterhead]

                            Shareholder Proxy Letter
           Fixed Income Funds Only (excluding the Global Income Fund)


  Dear PIMCO Advisors Funds Shareholder:

  We are proposing to consolidate the PIMCO Advisors Funds (your fund family) with the institutional PIMCO Funds family, both of which are managed by the PIMCO Advisors affiliated investment firms. The resulting fund complex, to be known as the "PIMCO Funds," will offer both individual and institutional share classes and provide you with a number of benefits, including an immediate reduction in operating expenses.* (As discussed below, unlike the transactions of the other Funds covered by this letter, the merger of the PIMCO Advisors Money Market Fund involves a change of investment advisor and a different fee situation.)

  What the consolidation changes
  As part of this overall restructuring, we are proposing the merger of your PIMCO Advisors Fund into an existing fund currently in the PIMCO institutional fixed income fund family of the PIMCO Funds. Each share of your Fund would be exchanged at net asset value and on a tax-free basis for shares of the fund that is its merger partner. While shareholders will need to evaluate this proposal in terms of their individual Fund(s), in general, each merger is offering our bond Fund shareholders the opportunity to pursue a similar investment objective** but in a larger fund, with a longer track record, and lower operating expenses -- an exciting opportunity for most shareholders!

  We expect the proposed restructuring will offer you the following advantages:

     o Lower operating expenses The PIMCO Funds have a unified fee structure that sets fixed advisory and administration fees in place of the current fluctuating expense ratios -- at an initial combined rate lower than the current and historical expense ratios for your Fund.

     o More assets in your Fund Your new Fund will have more assets under management. In general, more assets can mean more opportunities to control risk through greater portfolio diversification. A larger fund can also realize transaction cost savings and efficiencies when buying and selling securities.




* The amount of the reduction in operating expenses varies by Fund. Please refer to the attached prospectus/proxy statement for information on your Fund.

** The merger of the U.S. Government Fund into the Total Return Fund represents a material change in investment objective as the Total Return Fund does not invest exclusively in U.S. Government securities. Shareholders of the U.S Government Fund should consult with their financial advisors regarding how this change will affect the risk and return posture of their total portfolio.

     o A larger fund family You will be part of a fund family which will have approximately $24 billion in assets (based upon current values).
      This increase in size should provide all of the Funds with more visibility and presence in the marketplace, with the potential to attract new assets with the benefits of size mentioned above.

     o More  Funds  to  select  We  will  be  able  to  offer  eight  additional
     Funds--resulting in a broader choice of investments for shareholders looking to make free exchanges between funds or to diversify further a portfolio. Three of these new Funds will be managed by Pacific Investment Management Company, "one of the country's most respected managers of fixed
     income  portfolios."   (Kiplinger's  Personal  Finance  7/95)

     o Strong performance histories While past performance is no guarantee of future results, the PIMCO Funds which will now be available to you
     have strong performance  histories,   including  X  4-  and  5-  star
     rated Funds by Morningstar (as of X/96). With these additions, X% of PIMCO Bond Funds will be rated 4- or 5- stars (including all of the Funds involved in the mergers described in the prospectus/proxy statement).

     o Simplified PIMCO Funds structure Having multiple fund complexes with the PIMCO name may have caused confusion for some of our shareholders, especially when they were trying to track their Fund's performance in newspaper listings. This restructuring offers a simpler, more efficient way to identify your PIMCO Funds and should result in improved press coverage.

What stays the same
While this restructuring will bring about a lot of changes, the fundamental characteristics of your Fund will stay the same.

     o Your Fund's management remains the same Following the restructuring, each of the Funds covered by the enclosed prospectus/proxy statement will continue to have Pacific Investment Management Company acting as investment advisor.

     o Continued access to specialized,  institutional expertise Each
     Fund you already own, and the new ones we are adding to the Fund family, will continue to offer access to PIMCO Advisors' institutional investment management firms which include, in addition to Pacific Investment Management Company, five equity managers - each of which specializes in a
     specific   investment   discipline  or  style.

     o Firm commitment to shareholders PIMCO Advisors and its affiliates remain committed to shareholders, in terms of Fund performance, communications and service.

The following table summarizes the transaction for your Fund:




                       Prior to Consolidation                                   After Consolidation
------------------------------------------------------------------------------------------------------------------------------------
High Income Fund


Name                   PIMCO Advisors High Income Fund                          PIMCO High Yield Fund

Objective              Maximum total return, consistent with preservation       Same

                       of capital

Primary Portfolio      Higher yielding fixed income securities                  Same
                       (duration 2-6 years)

Manager                Pacific Investment Management Company                    Same
                       (manager since 11/94)

Assets                 $250 million                                             $950 million

Inception Date         02/24/84                                                 12/16/92

Morningstar Rating     ** (as of ________, 1996)                                ***** (as of _______, 1996)


------------------------------------------------------------------------------------------------------------------------------------
Total Return Income Fund


Name                   PIMCO Advisors Total Return Income Fund                  PIMCO Total Return Fund

Objective              Maximum total return, consistent with preservation       Same

                       of capital

Primary Portfolio      Investment grade fixed-income securities                 Same
                       (duration 3-6 years)


Manager                Pacific Investment Management Company                    Same

Assets                 $220 million                                             $11.4 billion

Inception Date         12/22/94                                                 5/11/87

Morningstar Rating     Too new to be rated                                      ****(as of _______, 1996)

                                      -11-



                       Prior to Consolidation                                   After Consolidation
------------------------------------------------------------------------------------------------------------------------------------
U.S. Government Fund


Name                   PIMCO Advisors U.S. Government Fund                      PIMCO Total Return Fund

Objective              Maximum total return, consistent with preservation       Same

                       of capital

Primary Portfolio      U.S. Government securities                               Investment grade fixed-income
                       (duration 3-6 years)                                     securities (duration 3-6 years)

Manager                Pacific Investment Management Company                    Same
                       (manager since 11/94)

Assets                 $260 million                                             $11.4 billion

Inception Date         09/16/85                                                 05/11/87

Morningstar Rating     * (as of _______, 1996)                                  ***** (as of _______, 1996)


------------------------------------------------------------------------------------------------------------------------------------
Short-Intermediate Fund


Name                   PIMCO Advisors Short-Intermediate Fund                   PIMCO Low Duration Fund


Objective              Current income consistent with relatively low            Maximum total return, consistent
                                                                                with preservation
                       volatility of principal                                  of capital

Primary Portfolio      Short- to intermediate-term investment grade             Same
                       fixed income securities (duration 1-3 years)

Manager                Pacific Investment Management Company                    Same
                       (manager since 11/94)

Assets                 $120 million                                             $2.8 billion

Inception Date         08/16/91                                                 05/11/87

Morningstar Rating     *** (as of _______, 1996)                                ***** (as of _______, 1996)


Money Market Fund - SPECIAL CONSIDERATIONS
Your PIMCO Advisors Money Market Fund (an unrated Fund) will merge into the PIMCO Funds' Money Market Fund. As a result the advisor for your Money Market Fund will become Pacific Investment Management Company. After the consolidation, the aggregate operating expenses to be borne by investors will be lower than the currently approved contractual rate for your Money Market Fund, but higher than the current operating expenses for your Fund which have been voluntarily lowered by the current sub-advisor's fee waiver.





Your vote is important
After reviewing these proposed consolidations, your Board of Trustees unanimously agreed that they are in the best interests of Fund shareholders and voted to approve the transactions, all as more fully described in the accompanying prospectus/proxy statement. Now it is your turn to review the proposal for your Fund and vote. For more information about the issues requiring your vote, please refer to the accompanying prospectus/proxy statement.

A special meeting of the shareholders of PIMCO Advisors Funds will be held at X:XX a.m. on December X, 1996 to vote on the specific issues of the consolidation. The meeting will be held at our offices at 2187 Atlantic Street in Stamford, Connecticut. If you are not able to attend the meeting, then please use the enclosed proxy and envelope to cast your vote so that you will be represented.

Thank you in advance for your participation in this important event.





Sincerely,



William D. Cvengros, President




P.S. No matter how many shares you own, your timely vote is important. Please make the effort to complete, sign, date and mail the enclosed proxy by December X, 1996, so that your Fund will not have to incur the expense of additional mailings.


                                       -13-